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                                                                    EXHIBIT 99.1


                      [FOX CHASE BANCORP, INC. LETTERHEAD]


                                  NEWS RELEASE
                                  ------------

FOR IMMEDIATE RELEASE

DATE:    April 1, 2008
CONTACT: Jerry Holbrook
         Chief Operating Officer
PHONE:   (215) 682-4107


                FOX CHASE BANCORP ANNOUNCES EXECUTIVE PROMOTIONS
                      BANK CONTINUES STRATEGIC GROWTH PLAN

HATBORO, PA, APRIL 1, 2008 - Fox Chase Bancorp, Inc. (the "Company") (NASDAQ GM:
FXCB), the holding company for Fox Chase Bank (the "Bank"), announced today that key personnel have been promoted to focus on profitable growth opportunities, improve customer service and better serve the communities in which the Company operates. The following promotions have been made:

     o Jerry Holbrook, the Company's current Chief Financial Officer, will now be the Company and Bank's Executive Vice President, Chief Operating Officer. Holbrook will assume responsibility for many of the lending, retail and operational areas of the Bank. This new position is being created in response to Fox Chase Bank's growth, current initiatives and long-term strategic goals.

     o Roger Deacon, the Company's current Chief Accounting Officer, will now become the Executive Vice President, Chief Financial Officer of the Company and the Bank. In this role, Deacon assumes responsibility for all accounting, finance and treasury functions and will focus on margin expansion, interest rate risk management and cost containment.

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     o   Keiron (Kerry) Lynch, the current Chief Administrative Officer has been promoted to Executive Vice President, Chief Payments Officer. Lynch will focus on delivering payment solutions to business clients to help businesses leverage technology and payments systems for better cash flow management and reduced operating costs.

Thomas Petro, President and Chief Executive Officer of the Company, stated, "With this reorganization, we align our key executives with the most significant market opportunities for earnings growth, allowing us to accelerate our strategy to be the leading relationship-based business bank in our market. All three of these leaders have a proven track record of delivering business results and exceptional client service."

Fox Chase Bancorp, Inc. is the mid-tier stock holding company of Fox Chase Bank. The Bank is a federally chartered savings bank originally established in 1867. The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey. For more information, please visit the Bank's website at www.foxchasebank.com.

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.


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